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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in Post Effective Amendment No. 2 under the Securities Act of 1933 to this Registration Statement on Form S-1 (File No. 333-6011) of our report dated May 29, 1997, except for Note 14, as to which the date is February 26, 1998, on our audit of the financial statements of The Manufacturers Life Insurance Company of North America. We also consent to the reference to our firm under the caption "Independent Auditors."


                                       Coopers & Lybrand L.L.P.


Boston, Massachusetts
April 8, 1998